UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2023

THERMO FISHER SCIENTIFIC INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-08002	04-2209186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

168 Third Avenue
Waltham, Massachusetts 02451
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 622-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TMO	New York Stock Exchange
0.750% Notes due 2024	TMO 24A	New York Stock Exchange
0.125% Notes due 2025	TMO 25B	New York Stock Exchange
2.000% Notes due 2025	TMO 25	New York Stock Exchange
3.200% Notes due 2026	TMO 26B	New York Stock Exchange
1.400% Notes due 2026	TMO 26A	New York Stock Exchange
1.450% Notes due 2027	TMO 27	New York Stock Exchange
1.750% Notes due 2027	TMO 27B	New York Stock Exchange
0.500% Notes due 2028	TMO 28A	New York Stock Exchange
1.375% Notes due 2028	TMO 28	New York Stock Exchange
1.950% Notes due 2029	TMO 29	New York Stock Exchange
0.875% Notes due 2031	TMO 31	New York Stock Exchange
2.375% Notes due 2032	TMO 32	New York Stock Exchange
3.650% Notes due 2034	TMO 34	New York Stock Exchange
2.875% Notes due 2037	TMO 37	New York Stock Exchange
1.500% Notes due 2039	TMO 39	New York Stock Exchange
1.875% Notes due 2049	TMO 49	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                 ☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On December 5, 2023, Thermo Fisher Scientific Inc. (the “Company”) issued $1,000,000,000 aggregate principal amount of 5.000% Senior Notes due 2026 (the “2026 Notes”), $1,000,000,000 aggregate principal amount of 5.000% Senior Notes due 2029 (the “2029 Notes”) and $500,000,000 aggregate principal amount of 5.200% Senior Notes due 2034 (the “2034 Notes” and, collectively with the 2026 Notes and the 2029 Notes, the “Notes”) in a public offering (the “Offering”) pursuant to a registration statement on Form S-3 (File No. 333-263034) and a preliminary prospectus supplement and prospectus supplement related to the offering of the Notes, each as previously filed with the Securities and Exchange Commission.

The Notes were issued under an indenture, dated as of November 20, 2009 (the “Base Indenture”), and the Twenty-Eighth Supplemental Indenture, dated as of December 5, 2023 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

The 2026 Notes will mature on December 5, 2026, the 2029 Notes will mature on January 31, 2029 and the 2034 Notes will mature on January 31, 2034. Interest on the 2026 Notes will be paid semi-annually in arrears on June 5 and December 5 of each year, commencing on June 5, 2024. Interest on the 2029 Notes and the 2034 Notes will be paid semi-annually in arrears on January 31 and July 31 of each year, commencing on July 31, 2024.

Prior to November 5, 2026, in the case of the 2026 Notes, December 31, 2028, in the case of the 2029 Notes, and October 31, 2033, in the case of the 2034 Notes (each, a “Par Call Date”), the Company may redeem each series of the Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes of such series to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes of such series being redeemed (not including any portion of the payments of interest accrued but unpaid as of the date of redemption and assuming that such Notes to be redeemed matured on their applicable Par Call Date), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate (as defined in the Indenture) plus 10 basis points, in the case of the 2026 Notes, 15 basis points, in the case of the 2029 Notes, and 15 basis points, in the case of the 2034 Notes, plus, in each case, accrued and unpaid interest on the Notes of such series being redeemed, if any, to, but excluding, the date of redemption.

In addition, on and after the applicable Par Call Date, the Company may redeem some or all of each series of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding the date of redemption.

Upon the occurrence of a change of control (as defined in the Indenture) of the Company and a contemporaneous downgrade of the Notes below an investment grade rating by at least two of Moody’s Investors Service, Inc., S&P Global Ratings, a division of S&P Global, Inc., and Fitch Ratings, Limited, the Company will, in certain circumstances, be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus any accrued and unpaid interest to, but excluding, the date of repurchase.

The Notes are general unsecured obligations of the Company. The Notes rank equally in right of payment with existing and any future unsecured and unsubordinated indebtedness of the Company and rank senior in right of payment to any existing and future indebtedness of the Company that is subordinated to the Notes. The Notes are also effectively subordinated to any existing and future secured indebtedness of the Company to the extent of the assets securing such indebtedness, and are structurally subordinated to all existing and any future indebtedness and any other liabilities or commitments of its subsidiaries.

The Indenture contains limited affirmative and negative covenants. The negative covenants restrict the ability of the Company and its subsidiaries to incur debt secured by liens on Principal Properties (as defined in the Indenture) or on shares of capital stock of any of our direct or indirect subsidiaries that owns a Principal Property and engage in sale and lease-back transactions with respect to any Principal Property. The Indenture also limits the ability of the Company to merge or consolidate or sell all or substantially all of its assets.

Upon the occurrence of an event of default under the Indenture, which includes payment defaults, defaults in the performance of affirmative and negative covenants, bankruptcy and insolvency related defaults and failure to pay certain indebtedness, the obligations of the Company under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued an opinion to the Company, dated December 5, 2023, regarding the Notes. A copy of this opinion is filed as Exhibit 5.1 hereto.

The foregoing description is qualified in its entirety by reference to the full text of the Base Indenture and the Supplemental Indenture, which are filed with this report as Exhibits 4.1 and 4.2 hereto, respectively. Each of the foregoing documents is incorporated herein by reference.

Item 8.01.    Other Events.

The sale of the Notes was made pursuant to the terms of an Underwriting Agreement, which the Company entered into on November 28, 2023 (the “Underwriting Agreement”), with BofA Securities, Inc., Morgan Stanley & Co. LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule A to the Underwriting Agreement.

The Company expects that the net proceeds from the sale of the Notes will be approximately $2.48 billion, after deducting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds of the Offering for general corporate purposes, which may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures or the repurchase of its outstanding equity securities or the Company may temporarily invest the net proceeds in short-term, liquid investments until they are used for their ultimate purpose.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed with this report as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement, dated November 28, 2023, among the Company, as issuer, and BofA Securities, Inc., Morgan Stanley & Co. LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC and the several other underwriters named in Schedule A thereto.

4.1
Indenture, dated as of November 20, 2009, between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed November 20, 2009 File No. 1-8002 and incorporated in this document by reference).

4.2	Twenty-Eighth Supplemental Indenture, dated as of December 5, 2023, between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date: December 5, 2023	By:	/s/ Michael A. Boxer
Michael A. Boxer
Senior Vice President and General Counsel